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                                                                       EXHIBIT 5


                             JOINT FILING AGREEMENT


         Pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of FastComm Communications Corporation and that this Agreement be included as an Exhibit to such joint filing.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this _____ day of May, 2001.

                                         WESLEY CLOVER CORPORATION


                                         By:____________________________________


                                         _______________________________________
                                                 Terence H. Matthews